Exhibit 99.1

Definitive Healthcare Reports Financial Results for Second Quarter Fiscal Year 2024

Second quarter revenue grew 5% year-over-year to $63.7 million

Framingham, MA (August 5, 2024) – Definitive Healthcare Corp. (“Definitive Healthcare” or the “Company”) (Nasdaq: DH), an industry leader in healthcare commercial intelligence, today announced financial results for the quarter ended June 30, 2024.

Second Quarter 2024 Financial Highlights:

•
Revenue was $63.7 million, an increase of 5% from $61.0 million in Q2 2023.

•
Net Loss, inclusive of goodwill impairment charges of $363.6 million, was $(306.2) million, or (480%) of revenue, up 2,538% compared to $(11.6) million, or (19%) of revenue in Q2 2023.

•
Adjusted Net Income was $14.2 million, compared to $12.4 million in Q2 2023.

•
Adjusted EBITDA was $20.9 million, up 21% from Q2 2023, and 33% of revenue, compared to $17.2 million, or 28% of revenue in Q2 2023.

•
Cash Flow from Operations was $14.0 million in the quarter.

•
Unlevered Free Cash Flow was $21.5 million in the quarter.

“Financial performance in the quarter underscored our commitment to operational efficiency and profitability,” said Kevin Coop, CEO of Definitive Healthcare. “In my first month as CEO, I’m even more confident that this is a business with strong fundamentals. We have a great team with deep domain expertise and a differentiated set of data and technology assets that deliver great value to our customers.”

Recent Business and Operating Highlights:

Customer Wins

In the second quarter, Definitive Healthcare grew its enterprise customer base by 32, or 6% year-over-year, ending the quarter with 537 enterprise customers, defined as those customers with more than $100,000 in annual recurring revenue. Customer wins included:

•
An AI-software provider of personalized screening and early detection of breast cancer needed to understand complex network relationships, clinical volume by provider and place of service, and executive contact hierarchies. Through integration of our claims data, and proprietary reference and affiliation data, Definitive Healthcare will serve as the foundation for their market intelligence and commercial strategy planning functions.
•
One of the largest U.S. providers of electronic medical records systems recently expanded their relationship with Definitive Healthcare. Since 2017, their sales organization has relied on Definitive Healthcare’s View Suite of products for competitive intelligence, hospital technology install analysis, and whitespace identification. After they were acquired by a larger multinational software company, their newly formed Go-To-Market organization has expanded their use of our data for their marketing programs in addition to sales. Their marketing team selected Definitive Healthcare for our in depth affiliation data, account data granularity and ease of use of our online portal.
•
The cardiovascular division of one of the largest providers of diagnostics, medical devices, and pharmaceuticals recently selected our Carevoyance platform for their marketing and field sales teams to understand patient movement for cardiovascular procedures within specific territories, and to support their competitive displacement initiatives focused on the beginning stages of the physician referral funnel.
•
A large health system on the West coast selected Definitive Healthcare to provide insights into their market opportunity at the service line level, including Neurology, Cardiology, Oncology, Orthopedic, and Maternal Child Health. This analysis will allow to them allocate resources more efficiently, increase referrals, and to reduce outmigration.
•
The healthcare and life sciences field sales teams of one of the world’s largest software companies will be leveraging our HosptialView and ImagingView data to target hospitals, health systems and imaging centers that utilize Epic Systems EHR platforms. After the initial roll-out to their field teams, they plan to expand their use into additional facility types.

Business Outlook

Based on information as of August 5, 2024, the Company is issuing the following financial guidance.

Third Quarter 2024:

•
Revenue is expected to be in the range of $61.0 – $62.5 million.
•
Adjusted Operating Income is expected to be in the range of $16.0 – $17.5 million.
•
Adjusted EBITDA is expected to be in the range of $17.5 – $19.0 million, and 28-31% adjusted EBITDA margin.
•
Adjusted Net Income is expected to be $12.0 – $13.0 million.
•
Adjusted Net Income Per Diluted Share is expected to be $0.07 – $0.08 per share on approximately 156.5 million weighted-average shares outstanding.

Full Year 2024:

•
Revenue is expected to be in the range of $247 – $251 million.
•
Adjusted Operating Income is expected to be in the range of $67 – $71 million.
•
Adjusted EBITDA is expected to be in the range of $74 – $77 million, for a full-year adjusted EBITDA margin of 30-31%.
•
Adjusted Net Income is expected to be $50 – $53 million.
•
Adjusted Net Income Per Diluted Share is expected to be $0.32 – $0.34 per share on approximately 156.8 million weighted-average shares outstanding.

We do not provide a quantitative reconciliation of the forward-looking non-GAAP financial measures included in this press release to the most directly comparable GAAP measures due to the high variability and difficulty to predict certain items excluded from these non-GAAP financial measures; in particular, the effects of equity-based compensation expense, taxes and amounts under the tax receivable agreement, deferred tax assets and deferred tax liabilities, and transaction, integration, and restructuring expenses. We expect the variability of these excluded items may have a significant, and potentially unpredictable, impact on our future GAAP financial results.

Conference Call Information

Definitive Healthcare will host a conference call today August 5, 2024, at 5:00 p.m. (Eastern Time) to discuss the Company's full financial results and current business outlook. Participants may access the call at 1-877-358-7298 or 1-848-488-9244. Shortly after the conclusion of the call, a replay of this conference call will be available through September 4, 2024 at 1-800-645-7964 or 1-757-849-6722. The replay passcode is 1765#. A live audio webcast of the event will be available on Definitive Healthcare’s Investor Relations website at https://ir.definitivehc.com/.

About Definitive Healthcare

At Definitive Healthcare, our passion is to transform data, analytics and expertise into healthcare commercial intelligence. We help clients uncover the right markets, opportunities and people, so they can shape tomorrow’s healthcare industry. Learn more at definitivehc.com.

Forward-Looking Statements

This press release includes forward-looking statements that reflect our current views with respect to future events and financial performance. Such statements are provided under the “safe harbor” protection of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by words or phrases written in the future tense and/or preceded by words such as “likely,” “will,” “should,” “may,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “assumes,” “would,” “potentially” or similar words or variations thereof, or the negative thereof, references to future periods, or by the inclusion of forecasts or projections, but these terms are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding our outlook, financial guidance, the benefits of our healthcare commercial intelligence solutions, our competitive position, customer behaviors and use of our solutions, the market, industry and macroeconomic environment, our plans to improve our operational and financial performance, our business, growth strategies, go-to-market and product development efforts and future expenses, customer growth and statements reflecting our expectations about our ability to execute on our strategic plans, achieve future growth and profitability and achieve our financial goals.

Forward-looking statements in this press release are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following: our inability to realize expected business or financial benefits from acquisitions and the risk that our acquisitions or investments could prove difficult to integrate, disrupt our business, dilute stockholder value and adversely affect our business, financial condition and results of operations; our inability to achieve the anticipated cost savings, operating efficiencies or other benefits of our internal restructuring activities; global geopolitical tension and difficult macroeconomic conditions; actual or potential changes in international, national, regional and local economic, business and financial conditions, including recessions, inflation, high interest rates, volatility in the capital markets and related market uncertainty; the impact of challenging macroeconomic conditions on our new and existing customers; our inability to acquire new customers and generate additional revenue from existing customers; our inability to generate sales of subscriptions to our platform or any decline in demand for our platform and the data we offer; the competitiveness of the market in which we operate and our ability to compete effectively; the failure to maintain and improve our platform, or develop new modules or insights for healthcare commercial intelligence; the inability to obtain and maintain accurate, comprehensive or reliable data, which could result in reduced demand for our platform; the risk that our recent growth rates may not be indicative of our future growth; the inability to achieve or sustain GAAP or non-GAAP profitability in the future as we increase investments in our business; the loss of our access to our data providers; the failure to respond to advances in healthcare commercial intelligence; an inability to attract new customers and expand subscriptions of current customers; our ability to successfully transition executive leadership; the risk of cyber-attacks and security vulnerabilities; litigation, investigations or other legal, governmental or regulatory actions; the possibility that our security measures are breached or unauthorized access to data is otherwise obtained; the risk that additional material weaknesses or significant deficiencies that will occur in the future; and the risks of being required to collect sales or other related taxes for subscriptions to our platform in jurisdictions where we have not historically done so.

Additional factors or events that could cause our actual performance to differ from these forward-looking statements may emerge from time to time, and it is not possible for us to predict all of them. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual financial condition, results of operations, future performance and business may vary in material respects from the performance projected in these forward-looking statements.

For additional discussion of factors that could impact our operational and financial results, refer to our Quarterly Report on Form 10-Q for the three months ended June 30, 2024 that will be filed following this earnings release, as well as our Current Reports on Form 8-K and other subsequent SEC filings, which are or will be available on the Investor Relations page of our website at ir.definitivehc.com and on the SEC website at www.sec.gov.

All information in this press release speaks only as of the date on which it is made. We undertake no obligation to publicly update this information, whether as a result of new information, future developments or otherwise, except as may be required by law.

Website

Definitive Healthcare intends to use its website as a distribution channel of material company information. Financial and other important information regarding the Company is routinely posted on and accessible through the Company’s website at https://www.definitivehc.com/. Accordingly, you should monitor the investor relations portion of our website at https://ir.definitivehc.com/ in addition to following our press releases, SEC filings, and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about the Company when you enroll your email address by visiting the “Email Alerts” section of our investor relations page at https://ir.definitivehc.com/.

Non-GAAP Financial Measures

We have presented supplemental non-GAAP financial measures as part of this earnings release. We believe that these supplemental non-GAAP financial measures are useful to investors because they allow for an evaluation of the Company with a focus on the performance of its core operations, including providing meaningful comparisons of financial results to historical periods and to the financial results of peer and competitor companies. Our use of these non-GAAP terms may vary from the use of similar terms by other companies in our industry and accordingly may not be comparable to similarly titled measures used by other companies and are not measures of performance calculated in accordance with GAAP. Our presentation of these non-GAAP financial measures are intended as supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures should not be considered as alternatives to loss from operations, net loss, earnings per share, or any other performance measures derived in accordance with GAAP or as measures of operating cash flows or liquidity. A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included at the end of this press release. In evaluating our non-GAAP financial measures, you should be aware that in the future, we may incur expenses similar to those eliminated in these presentations.

We refer to Unlevered Free Cash Flow, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Operating Income, Adjusted Net Income and Adjusted Net Income Per Diluted Share as non-GAAP financial measures. These non-GAAP financial measures are not required by or prepared in accordance with generally accepted accounting principles in the U.S. (“GAAP”). These are supplemental financial measures of our performance and should not be considered substitutes for cash provided by (used in) operating activities, loss from operations, net (loss) income, net (loss) income margin, gross profit, gross margin, or any other measure derived in accordance with GAAP.

We define Unlevered Free Cash Flow as net cash provided by (used in) operating activities less purchases of property, equipment and other assets, plus cash interest expense, and cash payments related to transaction, integration, and restructuring related expenses, earnouts, and other non-core items. Unlevered Free Cash Flow does not represent residual cash flow available for discretionary expenditures since, among other things, we have mandatory debt service requirements.

We define EBITDA as earnings before debt-related costs, including interest expense (income), income taxes and depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted to exclude certain items of a significant or unusual nature, including other income and expense, equity-based compensation, goodwill impairments, transaction, integration, and restructuring expenses and other non-core expenses. Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of revenue. Adjusted EBITDA and Adjusted EBITDA Margin are key metrics used by management and our board of directors to assess the profitability of our operations. We believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to help investors to assess our operating performance because these metrics eliminate non-core and unusual items and non-cash expenses, which we do not consider indicative of ongoing operational performance. We believe that these metrics are helpful to investors in measuring the profitability of our operations on a consolidated level.

We define Adjusted Gross Profit as gross profit excluding acquisition-related depreciation and amortization and equity-based compensation costs and Adjusted Gross Margin is defined as Adjusted Gross Profit as a percentage of revenue. Adjusted Gross Profit and Adjusted Gross Margin are key metrics used by management and our board of directors to assess our operations. We exclude acquisition-related depreciation and amortization expenses as they have no direct correlation to the cost of operating our business on an ongoing basis. A small portion of equity-based compensation is included in cost of revenue in accordance with GAAP but is excluded from our Adjusted Gross Profit calculations due to its non-cash nature.

We define Adjusted Operating Income as loss from operations plus acquisition related amortization, equity-based compensation, goodwill impairments, transaction, integration, and restructuring expenses and other non-core expenses.

We define Adjusted Net Income as Adjusted Operating Income less interest expense, net, recurring income tax benefit, foreign currency (loss) gain, and tax effects of adjustments. We define Adjusted Net Income Per Diluted Share as Adjusted Net Income divided by diluted outstanding shares.

In evaluating our non-GAAP financial measures, you should be aware that in the future we may incur expenses similar to those eliminated in these presentations.

Investor Contact:

Brian Denyeau

ICR for Definitive Healthcare

brian.denyeau@icrinc.com

646-277-1251

Media Contact:

Bethany Swackhamer
bswackhamer@definitivehc.com

Definitive Healthcare Corp.
Condensed Consolidated Balance Sheets
(in thousands, except number of shares and par value; unaudited)

	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$120,901	$130,976
Short-term investments	175,612	177,092
Accounts receivable, net	44,180	59,249
Prepaid expenses and other assets	13,927	13,120
Deferred contract costs	13,701	13,490
Total current assets	368,321	393,927
Property and equipment, net	3,526	4,471
Operating lease right-of-use assets, net	7,840	9,594
Other assets	1,946	2,388
Deferred contract costs	15,268	17,320
Intangible assets, net	307,023	323,121
Goodwill	718,496	1,075,080
Total assets	$1,422,420	$1,825,901
Liabilities and Equity
Current liabilities:
Accounts payable	6,078	5,787
Accrued expenses and other liabilities	34,229	51,529
Deferred revenue	97,062	97,377
Term loan	13,750	13,750
Operating lease liabilities	2,361	2,239
Total current liabilities	153,480	170,682
Long term liabilities:
Deferred revenue	4	9
Term loan	235,968	242,567
Operating lease liabilities	8,120	9,372
Tax receivable agreements liability	83,391	127,000
Deferred tax liabilities	44,625	67,163
Other liabilities	10,544	9,934
Total liabilities	536,132	626,727

Equity:
Class A Common Stock, par value $0.001, 600,000,000 shares authorized, 117,053,339 and 116,562,252 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	117	117
Class B Common Stock, par value $0.00001, 65,000,000 shares authorized, 39,489,246 and 39,082,591 shares issued and outstanding, respectively, at June 30, 2024, and 39,762,700 and 39,168,047 shares issued and outstanding, respectively, at December 31, 2023	—	—
Additional paid-in capital	1,094,217	1,086,581
Accumulated other comprehensive income	1,057	2,109
Accumulated deficit	(450,603)	(227,450)
Noncontrolling interests	241,500	337,817
Total equity	886,288	1,199,174
Total liabilities and equity	$1,422,420	$1,825,901

Definitive Healthcare Corp.
Condensed Consolidated Statements of Operations
(in thousands, except share amounts and per share data; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue	$63,737	$60,957	$127,217	$120,158
Cost of revenue:
Cost of revenue exclusive of amortization (1)	9,904	8,078	19,640	16,630
Amortization	3,379	3,090	6,741	6,444
Gross profit	50,454	49,789	100,836	97,084
Operating expenses:
Sales and marketing (1)	21,545	24,702	43,305	48,125
Product development (1)	10,122	10,229	20,254	20,113
General and administrative (1)	12,527	13,670	29,410	27,749
Depreciation and amortization	9,409	9,688	18,731	19,278
Transaction, integration, and restructuring expenses	2,851	3,571	11,385	6,161
Goodwill impairment	363,641	-	363,641	-
Total operating expenses	420,095	61,860	486,726	121,426
Loss from operations	(369,641)	(12,071)	(385,890)	(24,342)
Other (expense) income, net
Interest (expense) income, net	(46)	(221)	65	(1,001)
Other income (expense), net	41,600	(797)	44,240	(4,428)
Total other income (expense), net	41,554	(1,018)	44,305	(5,429)
Net loss before income taxes	(328,087)	(13,089)	(341,585)	(29,771)
Benefit from income taxes	21,900	1,484	22,680	2,194
Net loss	(306,187)	(11,605)	(318,905)	(27,577)
Less: Net loss attributable to noncontrolling interests	(92,552)	(3,039)	(95,752)	(6,948)
Net loss attributable to Definitive Healthcare Corp.	$(213,635)	$(8,566)	$(223,153)	$(20,629)
Net loss per share of Class A Common Stock:
Basic and diluted	$(1.81)	$(0.08)	$(1.90)	$(0.19)
Weighted average Class A Common Stock outstanding:
Basic and diluted	117,750,392	111,768,782	117,591,956	110,011,177

(1) Amounts include equity-based compensation expense as follows:
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Cost of revenue	$309	$296	$580	$554
Sales and marketing	1,686	2,920	3,957	5,569
Product development	2,949	3,319	5,710	6,330
General and administrative	3,898	5,828	14,177	11,038
Total equity-based compensation expense	$8,842	$12,363	$24,424	$23,491

Definitive Healthcare Corp.
Condensed Consolidated Statements of Cash Flows
(in thousands; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Cash flows provided by (used in) operating activities:
Net loss	$(306,187)	$(11,605)	$(318,905)	$(27,577)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	603	446	1,157	959
Amortization of intangible assets	12,185	12,332	24,315	24,763
Amortization of deferred contract costs	3,828	3,170	7,520	6,030
Equity-based compensation	8,842	12,363	24,424	23,491
Amortization of debt issuance costs	175	175	351	351
Provision for doubtful accounts receivable	317	444	528	466
Non-cash impairment charges related to office leases	1,047	141	1,047	298
Goodwill impairment charge	363,641	—	363,641	—
Tax receivable agreement remeasurement	(41,701)	1,146	(43,968)	4,698
Changes in fair value of contingent consideration	—	—	270	—
Deferred income taxes	(21,988)	(1,651)	(22,835)	(2,424)
Changes in operating assets and liabilities:
Accounts receivable	12,201	6,918	15,200	13,884
Prepaid expenses and other assets	(2,859)	225	(4,258)	(3,571)
Deferred contract costs	(2,980)	(5,086)	(5,679)	(9,107)
Contingent consideration	—	—	(602)	—
Accounts payable, accrued expenses, and other liabilities	(2,058)	832	(10,289)	(3,023)
Deferred revenue	(11,026)	(7,813)	(1,288)	(2,244)
Net cash provided by operating activities	14,040	12,037	30,629	26,994
Cash flows (used in) provided by investing activities:
Purchases of property, equipment, and other assets	(410)	(740)	(676)	(2,078)
Purchases of short-term investments	(40,120)	(42,547)	(123,946)	(132,799)
Maturities of short-term investments	55,464	44,627	129,052	102,747
Cash paid for acquisitions, net of cash acquired	—	—	(13,530)	—
Net cash provided by (used in) investing activities	14,934	1,340	(9,100)	(32,130)
Cash flows used in financing activities:
Repayments of term loans	(3,437)	(1,719)	(6,875)	(3,438)
Taxes paid related to net share settlement of equity awards	(969)	(1,085)	(6,775)	(2,615)
Repurchases of Class A Common Stock	(7,003)	—	(7,003)	—
Payments of contingent consideration	—	—	(1,000)	—
Payments under tax receivable agreement	—	—	(6,950)	(246)
Payments of equity offering issuance costs	—	—	—	(30)
Member distributions	(2,713)	(2,827)	(2,713)	(2,827)
Net cash used in financing activities	(14,122)	(5,631)	(31,316)	(9,156)
Net increase (decrease) in cash and cash equivalents	14,852	7,746	(9,787)	(14,292)
Effect of exchange rate changes on cash and cash equivalents	55	(322)	(288)	(257)
Cash and cash equivalents, beginning of period	105,994	124,961	130,976	146,934
Cash and cash equivalents, end of period	$120,901	$132,385	$120,901	$132,385
Supplemental cash flow disclosures:
Cash paid during the period for:
Interest	$3,590	$3,616	$7,232	$7,091
Income taxes	$—	$—	$—	$136
Acquisitions:
Net assets acquired, net of cash acquired	$—	$—	$13,675	$—
Working capital adjustment receivable	—	—	(145)	—
Net cash paid for acquisitions	$—	$—	$13,530	$—
Supplemental disclosure of non-cash investing activities:
Capital expenditures included in accounts payable and accrued expenses and other liabilities	$1,091	$60	$1,091	$60

Definitive Healthcare Corp.

Reconciliations of Non-GAAP Financial Measures to Closest GAAP Equivalent

Reconciliation of GAAP Operating Cash Flow to Unlevered Free Cash Flow
(in thousands; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net cash provided by operating activities	$14,040	$12,037	$30,629	$26,994
Purchases of property, equipment, and other assets	(410)	(740)	(676)	(2,078)
Interest paid in cash	3,590	3,616	7,232	7,091
Transaction, integration, and restructuring expenses paid in cash (a)	1,804	3,430	10,068	5,863
Earnout payment (b)	—	—	602	—
Other non-core items (c)	2,438	600	1,910	1,876
Unlevered Free Cash Flow	$21,462	$18,943	$49,765	$39,746

(a) Transaction and integration expenses paid in cash primarily represent legal, accounting, and consulting expenses related to our acquisitions. Restructuring expenses paid in cash relate to our restructuring plans.
(b) Earnout payment represents final settlement of contingent consideration included in cash flow from operations.
(c) Non-core items represent expenses driven by events that are typically by nature one-time, non-operational, and unrelated to our core operations.

Reconciliation of GAAP Net Loss to Adjusted Net Income and
GAAP Operating Loss to Adjusted Operating Income
(in thousands, except share and per share amounts; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net loss	$(306,187)	$(11,605)	$(318,905)	$(27,577)
Add: Income tax benefit	(21,900)	(1,484)	(22,680)	(2,194)
Add: Interest expense (income), net	46	221	(65)	1,001
Add: Other (income) expense, net	(41,600)	797	(44,240)	4,428
Loss from operations	(369,641)	(12,071)	(385,890)	(24,342)
Add: Amortization of intangible assets acquired through business combinations	11,173	11,556	22,384	22,923
Add: Equity-based compensation	8,842	12,363	24,424	23,491
Add: Transaction, integration, and restructuring expenses	2,851	3,571	11,385	6,161
Add: Goodwill impairment charge	363,641	—	363,641	—
Add: Other non-core items	2,438	600	1,910	1,876
Adjusted Operating Income	19,304	16,019	37,854	30,109
Less: Interest (expense) income, net	(46)	(221)	65	(1,001)
Less: Recurring income tax (provision) benefit	(52)	1,484	728	2,194
Less: Foreign currency (loss) gain	(101)	349	272	270
Less: Tax impacts of adjustments to net loss	(4,950)	(5,246)	(11,722)	(10,104)
Adjusted Net Income	$14,155	$12,385	$27,197	$21,468
Shares for Adjusted Net Income Per Diluted Share (a)	156,874,506	155,599,967	156,754,602	155,352,114
Adjusted Net Income Per Share	$0.09	$0.08	$0.17	$0.14

(a) Diluted Adjusted Net Income Per Share is computed by giving effect to all potential weighted average Class A common stock and any securities that are convertible into Class A common stock, including Definitive OpCo units and restricted stock units. The dilutive effect of outstanding awards and convertible securities is reflected in diluted earnings per share by application of the treasury stock method assuming proceeds from unrecognized compensation as required by GAAP. Fully diluted shares are 165,731,986 and 161,996,676 as of June 30, 2024 and 2023, respectively.

Reconciliation of GAAP Gross Profit and Margin to Adjusted Gross Profit and Margin
(in thousands, except percentages; unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2024		2023		2024		2023
(in thousands)	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Reported gross profit and margin	$50,454	79%	$49,789	82%	$100,836	79%	$97,084	81%
Amortization of intangible assets acquired through business combinations	2,367	4%	2,314	4%	4,810	4%	4,604	4%
Equity compensation costs	309	0%	296	0%	580	0%	554	0%
Adjusted gross profit and margin	$53,130	83%	$52,399	86%	$106,226	83%	$102,242	85%

Reconciliation of GAAP Net Loss to Adjusted EBITDA
(in thousands, except percentages; unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2024		2023		2024		2023
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Net loss and margin	$(306,187)	(480)%	$(11,605)	(19)%	$(318,905)	(251)%	$(27,577)	(23)%
Interest expense (income), net	46	0%	221	0%	(65)	(0)%	1,001	1%
Benefit from income taxes	(21,900)	(34)%	(1,484)	(2)%	(22,680)	(18)%	(2,194)	(2)%
Depreciation & amortization	12,788	20%	12,778	21%	25,472	20%	25,722	21%
EBITDA and margin	(315,253)	(495)%	(90)	(0)%	(316,178)	(249)%	(3,048)	(3)%
Other (income) expense, net (a)	(41,600)	(65)%	797	1%	(44,240)	(35)%	4,428	4%
Equity-based compensation (b)	8,842	14%	12,363	20%	24,424	19%	23,491	20%
Transaction, integration, and restructuring expenses (c)	2,851	4%	3,571	6%	11,385	9%	6,161	5%
Goodwill impairment (d)	363,641	571%	—	0%	363,641	286%	—	0%
Other non-core items (e)	2,438	4%	600	1%	1,910	2%	1,876	2%
Adjusted EBITDA and margin	$20,919	33%	$17,241	28%	$40,942	32%	$32,908	27%

(a) Primarily represents foreign exchange and TRA liability remeasurement gains and losses.
(b) Equity-based compensation represents non-cash compensation expense recognized in association with equity awards made to employees and directors.
(c) Transaction and integration expenses primarily represent legal, accounting, and consulting expenses and fair value adjustments for contingent consideration related to our acquisitions. Restructuring expenses relate to the 2024 Restructuring Plan and those we committed to during the first and third quarters of 2023, as well as impairment and restructuring charges related to office closures, relocations, and consolidations.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2024	2023	2024	2023
Merger and acquisition due diligence and transaction costs	$687	$2,786	$1,296	$3,077
Integration costs	294	311	728	331
Fair value adjustment for contingent consideration	—	—	270	—
Restructuring charges for severance and other separation costs	598	333	7,819	2,455
Office closure and relocation restructuring charges and impairments	1,272	141	1,272	298
Total transaction, integration and restructuring expenses	$2,851	$3,571	$11,385	$6,161

(d) Goodwill impairment represents a non-cash, pre-tax, goodwill impairment charge of $363.6 million recorded during the three months ended June 30, 2024. We experienced a decline in our market capitalization as a result of a sustained decrease in our stock price, which represented a triggering event requiring our management to perform a quantitative goodwill impairment test as of June 30, 2024. As a result of the impairment test, we determined that the fair value of our single reporting unit was lower than its carrying value and, accordingly, recorded this impairment charge.

(e) Other non-core items represent expenses driven by events that are typically by nature one-time, non-operational, and/or unrelated to our core operations. These expenses are comprised of non-core legal and regulatory costs isolated to unique and extraordinary litigation, legal and regulatory matters that are not considered normal and recurring business activity, including sales tax accrual adjustments inclusive of penalties and interest for sales taxes that we may have been required to collect from customers in 2024 and in certain previous years, and other non-recurring legal and regulatory matters. Other non-core items also include non-recurring consulting fees and severance costs associated with strategic transition initiatives, as well as professional fees related to financing, capital structure changes, and other non-recurring costs.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2024	2023	2024	2023
Non-core legal and regulatory	$501	$378	$(364)	$1,428
Consulting and severance costs for strategic transition initiatives	1,885	—	2,215	—
Other non-core expenses	52	222	59	448
Total other non-core items	$2,438	$600	$1,910	$1,876